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                                                                    EXHIBIT 10.4

                     MASTER TRANSITIONAL SERVICES AGREEMENT

         This MASTER TRANSITIONAL SERVICES AGREEMENT (this "Agreement") is entered into as of May 28, 2000 by and between Methode Electronics, Inc., a Delaware corporation ("Methode"), and Stratos Lightwave, Inc. a Delaware corporation ("Stratos"). Capitalized terms used and not otherwise defined herein are defined in Article 1 of this Agreement.

                                    RECITALS:

         WHEREAS, Stratos and Methode have entered into that certain Master Separation Agreement as of the date hereof (the "Master Separation Agreement"), pursuant to which, among other things, Methode has contributed and transferred to Stratos, all of the capital stock and equity interests held by Methode in subsidiaries and other entities that conduct the Opto Business, and all other assets and liabilities associated with such business, in exchange for shares of Stratos common stock; and

         WHEREAS, Methode and Stratos have heretofore directly or indirectly provided each other with certain administrative, financial, management and other services, and the parties desire to continue to provide such services to each other for a transitional period after the Contribution Date, on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

         "ADDITIONAL SERVICES" has the meaning set forth in Section 3.3(a).

         "ANCILLARY AGREEMENTS" has the meaning set forth in the Master Separation Agreement.

         "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 9.1.

         "CONTRIBUTION DATE" has the meaning set forth in the Master Separation Agreement.

         "DISTRIBUTION" has the meaning set forth in the Master Separation Agreement.

         "DISTRIBUTION DATE" has the meaning set forth in the Master Separation Agreement.


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         "FORCE MAJEURE" means any act of God or the public enemy, any accident, explosion, fire, storm, earthquake, flood, or any other circumstance or event beyond the reasonable control of the party relying upon such circumstance or event. has the meaning set forth in Section 3.5.

         "IRS" means the Internal Revenue Service of the U.S. Department of Treasury or any successor agency.

         "LETTER RULING" means the advance letter rulings expected to be issued by the IRS to Methode regarding certain U.S. federal income tax consequences of the Distribution and other related transactions and any supplemental letter rulings issued by the IRS with respect thereto; provided, however, that the requesting party complied with the provisions of the Tax Sharing Agreement relating to requests for supplemental rulings and obtained any necessary approval of the other party thereto.

         "OPTO BUSINESS" has the meaning set forth in the Master Separation Agreement.

         "SERVICE" and "SERVICES" have the meanings set forth in Section 3.1.

         "TAX SHARING AGREEMENT" means the Tax Sharing and Indemnification Agreement to be entered into between Methode and Stratos.

         "TERMINATION DATE" has the meaning set forth in Article 4.

         "TRANSITION SERVICE SCHEDULE" has the meaning set forth in Article 2.

                                    ARTICLE 2
                          TRANSITION SERVICE SCHEDULES

         This Agreement will govern the individual transitional services requested by one party and provided by the other party, the details of which are set forth in the transition service schedules attached to and incorporated by reference, into this Agreement. Each Service shall be covered by this Agreement upon execution of a transition service schedule in the form attached hereto (each transition service schedule, a "Transition Service Schedule").

         For each Service, the parties shall set forth, among other things: (i) the time period during which the Service will be provided if different from the term of this Agreement determined pursuant to Article 4 hereof; (ii) a summary of the Service to be provided; (iii) a description of the Service; and (iv) the estimated charge, if any, for the Service and any other terms applicable thereto on the Transition Service Schedule. The obligations regarding each Transition Service Schedule shall be effective upon the Contribution Date.


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                                    ARTICLE 3
                                    SERVICES

         3.1 SERVICES GENERALLY. (a) On the terms and subject to the conditions set forth in this Agreement, each party shall provide or cause to be provided to the other party the service(s) to be provided by such party as described in the Transition Service Schedule(s) attached hereto. The services described on a single Transition Service Schedule shall be referred to herein as a "Service" and the services described on all the Transition Service Schedules shall be collectively referred to herein as "Services."

         (b) The parties acknowledge the transitional nature of the Services and that a party may make changes from time to time in the manner of performing the Services if the party is making similar changes in performing similar services for itself. Each party shall provide sixty (60) days prior written notice of any such changes to the other party hereto.

          3.2 SCOPE OF SERVICES. Unless otherwise agreed by Methode and Stratos, the Services to be provided by each party pursuant to this Agreement shall be substantially similar in scope, quality and nature as those provided by each party prior to the Contribution Date and shall be performed by the same or similar qualified personnel; PROVIDED, HOWEVER, that the selection of personnel to perform the Services shall be at the sole discretion of the party providing same; and PROVIDED, FURTHER, that, except as expressly provided in this Agreement, each party shall not be required to materially increase the volume, scope or quality of the Services provided to beyond that which has provided to the other party prior to the Contribution Date.

         3.3 ADDITIONAL SERVICES. (a) From time to time after the Contribution Date, the parties may identify additional services that one party will provide to the other party in accordance with the terms of this Agreement (the "Additional Services"). In such event, the parties shall prepare additional Transition Service Schedules for such Additional Services for attachment to this Agreement. Except as set forth in subsection (b) below, the parties may agree in writing on Additional Services during the term of this Agreement.

         (b) Except as set forth in the next sentence, a party shall be obligated to perform, at a charge determined using the principles for determining fees under Section 5.1, any Additional Service that (i) was provided by that party immediately prior to the Contribution Date and which a party reasonably believes was inadvertently or unintentionally omitted from the list of Services, or (ii) is essential to effectuate an orderly transition under the Master Separation Agreement, unless (A) such performance would significantly disrupt a party's operations or materially increase the scope of its responsibility under this Agreement, or (B) tax counsel for either party reasonably determines that the provision of those Additional Services could jeopardize the tax treatment of the Distribution and related transactions as set forth in the Letter Ruling. If a party reasonably believes the performance of Additional Services required under subparagraphs (i) or (ii) above would significantly disrupt its operations or materially increase the scope of its responsibility under this Agreement or could jeopardize the tax treatment set forth in the Letter Ruling, the parties shall negotiate in good faith to establish terms under which a party can


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provide such Additional Services, but a party shall not be obligated to provide such Additional Services if, following good faith negotiation, it is unable to reach agreement on such terms.

         3.4 ADDITIONAL RESOURCES. Except as provided in a Transition Service Schedule for a specific Service, in providing the Services, the party providing the Services shall not be obligated to: (i) hire any additional employees; (ii) maintain the employment of any specific employee; (iii) purchase, lease or license any additional equipment or software; or (iv) pay any costs related to the transfer or conversion of such party's data to the other party or any alternate supplier of the Services.

         3.5 IMPRACTICABILITY AND FORCE MAJEURE. A party shall not be required to provide any Service to the extent the performance of such Service becomes impracticable as a result of a cause or causes outside the reasonable control of the party providing the service, or to the extent the performance of such Service would require a party to violate any applicable laws, rules or regulations. Each party will also be excused for any failure or delay in performing any of its obligations under this Agreement if such failure or delay is caused by Force Majeure.

         3.6 SUBCONTRACTORS. Each party may engage a subcontractor to perform all or any portion of its duties under this Agreement; PROVIDED, HOWEVER, that the party engaging the subcontractor shall remain responsible for the performance of such subcontractor.

                                    ARTICLE 4
                                      TERM

         The term of this Agreement shall commence effective as of the Contribution Date and shall remain in effect until one (1) year after the Distribution Date (the "Termination Date"), unless earlier terminated as provided in Article 7 hereof. The term of this Agreement may be extended by the parties, either in whole or with respect to one or more of the Services, unless either party reasonably determines any such extension could jeopardize the tax treatment of the Distribution and related transactions set forth in the Letter Ruling; PROVIDED, HOWEVER, that such extension shall only apply to the Services for which the term of this Agreement was extended. The parties shall be deemed to have extended this Agreement with respect to a specific Service if the Transition Service Schedule for such Service specifies a completion date beyond the Termination Date. The parties may agree on an earlier termination date respecting a specific Service by specifying such date on the Transition Service Schedule for that Service.

                                    ARTICLE 5
                                SERVICES CHARGES

         5.1 SERVICE CHARGES. The party receiving the Services shall pay the party providing the Services the charges, if any, set forth on the Transition Service Schedules for each of the Services listed therein as adjusted, from time to time, in accordance with the procedures established under Section 5.4 hereof. Such fees shall include all of the direct and indirect costs incurred in providing the Services PLUS twenty percent (20%), unless specifically indicated otherwise on a Transition Service Schedule. The parties also intend for charges to be easy to


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administer and justify and, therefore, they hereby acknowledge it may be impracticable to attempt to recover every cost, charge or expense, particularly those that are insignificant or de minimus. The parties shall use their good faith efforts to discuss any situation in which the actual charge for a Service is reasonably expected to exceed the estimated charge, if any, set forth on a Transition Service Schedule for a particular Service; PROVIDED, HOWEVER, that the incurrence of charges in excess of any such estimate on such Transition Service Schedule shall not justify stopping the provision of, or payment for, Services under this Agreement.

         5.2 PAYMENT. (a) Each party shall invoice other party monthly for all charges for each calendar month within thirty (30) days after the end of such month, provided that any failure by a party to provide an invoice within such time period shall not relieve the other party of its obligation to pay an invoice received after such date. All invoices shall reflect in reasonable detail a description of the Services performed.

         (b) Subject to subparagraph (c) below, the party receiving the Services shall pay the charges due hereunder with respect to such Services within thirty
(30) days after receipt of an invoice therefor. If a party fails to make any monthly payment within sixty (60) days after its receipt of an invoice, such party shall pay, in addition to the amount stated on such invoice, interest on such amount at the prime rate published in the Wall Street Journal plus three percent (3.0%) per annum compounded monthly for the period such amount remains unpaid.

         (c) In the event that a party disputes any services charges under this Agreement, such party shall promptly notify the other party of such dispute and shall pay all undisputed amounts, but shall be entitled to withhold payment of any amount in dispute (and shall not be obligated to pay interest on the amount so withheld). The parties shall thereafter cooperate in good faith to resolve such dispute promptly.

         (d) Any invoice or payment not disputed in writing by a party within 180 days of an invoice or payment, as the case may be, shall be considered final and no longer subject to adjustment.

         5.3 PERFORMANCE UNDER ANCILLARY AGREEMENTS. Notwithstanding anything to the contrary contained herein, neither party shall be charged under this Agreement for any services that are specifically required to be performed under the Master Separation Agreement or any other Ancillary Agreement and any such services shall be performed and charged for (if applicable) in accordance with the terms of the Master Separation Agreement or such other Ancillary Agreement.

         5.4 PRICING ADJUSTMENTS. The parties shall reasonably agree on a procedure for making adjustments to the service charges as a result of changes in the Services provided and the costs incurred by a party in performing the Services.

                                    ARTICLE 6
                              PERFORMANCE STANDARDS


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         6.1 PERFORMANCE STANDARDS. Subject to Section 3.4 and any other terms and conditions of this Agreement, the party providing the Services shall maintain sufficient resources to perform its obligations hereunder. Specific performance criteria for each Service may be set forth in the corresponding Transition Service Schedule. Where no performance criteria is set forth, the party providing the Services shall use reasonable efforts to provide Services in accordance with the policies, procedures and practices in effect before the Contribution Date and shall exercise the same care and skill as it exercises in performing similar services for itself.

         6.2 DISCLAIMER OF WARRANTIES. NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES PROVIDED BY IT UNDER THIS AGREEMENT.

         6.3 GOOD FAITH COOPERATION. The parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include exchanging information, performing true-ups and adjustments, and obtaining all third party consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations hereunder. The costs of obtaining such third party consents, licenses, sublicenses or approvals shall be borne by the party receiving the Service. Each party will maintain in accordance with its standard document retention procedures, appropriate documentation supporting the Services and related charges provided for pursuant to this Agreement.

         6.4 ALTERNATIVES. If a party reasonably believes it is unable to provide any Service, the parties shall cooperate to determine the best alternative approach. Until such alternative approach is found or the problem otherwise resolved to the satisfaction of the parties, the party providing the Service shall use reasonable efforts, subject to Section 3.4 and Section 3.5, to continue providing the Service.

                                    ARTICLE 7
                                   TERMINATION

         7.1 TERMINATION. (a) Each party may terminate this Agreement, either with respect to all or any one or more of the Services provided by the other party, at any time upon sixty (60) days prior written notice to the party providing such Services.

         (b) Either party may terminate this Agreement with respect to any one or more of the Services if the other party shall have failed to perform any of its material obligations under this Agreement relating to any such Service(s), the aggrieved party has notified the other party in writing of such failure, and such failure shall have continued for a period of thirty (30) days after receipt by the other party of notice of such failure.

         7.2 SURVIVAL. Those Articles and Sections of this Agreement that, by their nature, are intended to survive termination will survive in accordance with their terms. Notwithstanding the foregoing, in the event of any termination with respect to one or more, but less than all Services, this Agreement shall continue in full force and effect with respect to any Services which have not been terminated.


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                                    ARTICLE 8
                    LIMITATION OF LIABILITY; INDEMNIFICATION

         8.1 LIMITATION OF LIABILITY. (a) Each party agrees that the other party and its directors, officers, employees and agents, shall only be liable to it for or in connection with the Services rendered by the other party and the performance of the other party's obligations under this Agreement, for claims, damages, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) resulting from, or arising out of, breach of contract, gross negligence or willful misconduct on the part of such party.

         (b) WITHOUT LIMITING THE FOREGOING, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY LOST PROFITS OR OTHER SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, ARISING FROM ITS PERFORMANCE OF THE SERVICES OR OTHERWISE RELATING TO THIS AGREEMENT.

         8.2 INDEMNIFICATION. Each party agrees to indemnify and hold harmless the other party and its directors, officers, employees and agents, from and against any claims, damages, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with the Services rendered by such party and the performance by such party of its obligations under this Agreement, except for claims, damages, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) resulting from, or arising out of, breach of contract, gross negligence or willful misconduct on the part of the other party hereto.

                                    ARTICLE 9
                                 CONFIDENTIALITY

         9.1 CONFIDENTIALITY. (a) Each party agrees to keep confidential and not disclose, and shall cause their respective subsidiaries and affiliates to keep confidential and not disclose, to any party or use for any purpose (other than the performance of this Agreement), any proprietary or other confidential information of the other party which is received pursuant to this Agreement ("Confidential Information"). Confidential Information shall be subject to the restrictions in this paragraph only if it is marked as confidential or proprietary or, if not disclosed in tangible form, the disclosing party notifies the recipient of its confidential or proprietary nature prior to its disclosure and confirms the same in writing within thirty (30) days of its disclosure.

         (b) For purposes of this Agreement, Confidential Information of a party does not include information which: (i) is already known to the receiving party from a source other than the disclosing party; (ii) is or becomes publicly known through no wrongful act of the receiving party (in which event the receiving party's obligations under this Agreement in respect thereto shall terminate on the date such information enters the public domain; (iii) is rightfully received by the receiving party from a third party without violation of any obligations of confidentiality owned by a third party to the disclosing party; (iv) is disclosed by the disclosing party to a third party without restrictions on the third party's right to use or disclose such information; (v) is independently developed by employees or consultants of the receiving party without use of or


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reference to the disclosing party's Confidential Information; or (vi) is approved for release by written authorization of the disclosing party.

                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 ENTIRE AGREEMENT. This Agreement and the schedules referenced or attached hereto constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior agreements and understandings, whether written or oral, with respect thereto.

         10.2 RELATIONSHIP. The relationship between the parties established under this Agreement is that of independent contractors. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the parties hereto or constitute or be deemed to constitute any party as the agent or employee of the other party for any purpose whatsoever and neither party shall have the authority or power to bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose.

         10.3 WAIVER. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right under this Agreement operate as a waiver of any other right under this Agreement nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right under this Agreement. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

         10.4 AMENDMENTS. This Agreement may not be amended or modified in any respect except by a written agreement signed by both of the parties hereto.

         10.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered in person, by telecopy, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         If to Methode:               Methode Electronics, Inc.
                                      7401 West Wilson Avenue
                                      Chicago, Illinois  60706
                                      Attention:  Chief Financial Officer


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         If to Stratos:               Stratos Lightwave, Inc.
                                      7444 West Wilson Avenue
                                      Chicago, Illinois  60706
                                      Attention: Chief Financial Officer
                                      Telecopy No.: (708) 867-3288

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery or when delivery is refused. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first business day at the place at which such notice or communication is received following the day on which such notice or communication was sent.

         10.6 NONASSIGNABILITY. Except as specifically provided herein, neither party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other party. Notwithstanding the foregoing, each party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to an entity that succeeds to all or substantially all of the business or assets of such party. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

         10.7 SEVERABILITY. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

         10.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

         10.9 HEADINGS. The headings contained in this Agreement and in any schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section or Schedule, such reference shall be to an article or section of, or a schedule to, this Agreement unless otherwise indicated.


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         10.10 GOVERNING LAW. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of Illinois, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and date first written above.

                                      METHODE ELECTRONICS, INC.


                                      By:   /s/  Kevin J. Hayes
                                         -------------------------------------
                                               Kevin J. Hayes
                                               Executive Vice President and
                                               Chief Financial Officer


                                      STRATOS LIGHTWAVE, INC.


                                      By:   /s/ David A. Slack
                                         -------------------------------------
                                               David A. Slack
                                               Vice President, Finance and
                                               Chief Financial Officer


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